Exhibit 10.10

 CES         PROMISARY NOTE    December 31, 2012   JD Field Services, Inc. (Borrower) of Vernal, Utah agrees and promises to pay to Jason Jensen  (Lender) the sum of $269,587, Two Hundred and Sixty Nine Thousand Five Hundred and Eighty Seven Dollars for value received, with interest at the annual rate of 6% payable on January 31, 2016 (Maturity Date). Interest accrues until the Maturity Date.  Zero monthly payments are due until the Maturity Date. The entire Principal and Interest Balance are due on the Maturity Date.  If this note is in default and is placed for collection, JD Field Services, Inc. (Borrower) shall pay all reasonable costs of collection and attorneys' fees.   Tr)  Ficici   Servfces  Borrower 6Qp Rod Lee, CFO   1-2-0 Date Jason Jensen  Lender      Jason Jensen, Individual   12/31/2012  Date        P.O. Box 336, Vernal, Utah 84078   Office: 435-781-1242   Fax: 435-781-0563